     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1999

                                                      REGISTRATION NO. 333-16201
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                            ENERGY EAST CORPORATION

             (Exact name of Registrant as specified in its charter)

           NEW YORK                 14-1798693
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)         No.)

                                 P.O. Box 12904
                          Albany, New York 12212-2904

                    (Address of principal executive offices)

                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                TAX DEFERRED SAVINGS PLAN FOR SALARIED EMPLOYEES
              TAX DEFERRED SAVINGS PLAN FOR HOURLY PAID EMPLOYEES

                             (Full title of plans)

                            ------------------------

                                DANIEL W. FARLEY
                                   Secretary
                            ENERGY EAST CORPORATION
                                 P.O. Box 12904
                          Albany, New York 12212-2904

                    (Name and address of agent for service)

                                 (518) 434-3049

         (Telephone number, including area code, of agent for service)

                            ------------------------

    This Post-Effective Amendment No. 2 to the Registration Statement (Registration No. 333-16201) shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933, as amended.

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Post-Effective Amendment No. 2 is filed pursuant to Rule 416(b) under the Securities Act of 1933, as amended, to increase the number of shares of our Common Stock registered by this Registration Statement from 2,000,000 shares to 3,932,542 shares to reflect the two for one stock split of our Common Stock outstanding at the close of business March 12, 1999, without any change in the par value of our Common Stock. Pursuant to Rule 416(b), no registration fee is required to increase the number of shares of our Common Stock registered under this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

    See Exhibit Index.

    The Registrant undertakes to submit, or has submitted, the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of March, 1999.

                                ENERGY EAST CORPORATION

                                By:            WESLEY W. VON SCHACK*
                                     -----------------------------------------
                                                      CHAIRMAN

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of March, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

Principal Executive, Financial
and
Accounting Officer:

    WESLEY W. VON SCHACK*
------------------------------    Chairman and Director
     Wesley W. von Schack

Directors:

       RICHARD AURELIO*
------------------------------           Director
       Richard Aurelio

      JAMES A. CARRIGG*
------------------------------           Director
       James A. Carrigg

     ALISON P. CASARETT*
------------------------------           Director
      Alison P. Casarett

     JOSEPH J. CASTIGLIA*
------------------------------           Director
     Joseph J. Castiglia

          SIGNATURE                       TITLE
------------------------------  --------------------------
       LOIS B. DEFLEUR*
------------------------------           Director
       Lois B. DeFleur

     EVERETT A. GILMOUR*
------------------------------           Director
      Everett A. Gilmour

        PAUL L. GIOIA*
------------------------------           Director
        Paul L. Gioia

       JOHN M. KEELER*
------------------------------           Director
        John M. Keeler

        BEN E. LYNCH*
------------------------------           Director
         Ben E. Lynch

      ALTON G. MARSHALL*
------------------------------           Director
      Alton G. Marshall

       WALTER G. RICH*
------------------------------           Director
        Walter G. Rich

*By:                     /s/ FRANK LEE
           ----------------------------------------
                           Frank Lee
                 (Frank Lee, Attorney-in-fact)

    Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of March, 1999.

            NEW YORK STATE ELECTRIC & GAS                           NEW YORK STATE ELECTRIC & GAS
               CORPORATION TAX DEFERRED                                CORPORATION TAX DEFERRED
              SAVINGS PLAN FOR SALARIED                                SAVINGS PLAN FOR HOURLY
                      EMPLOYEES                                             PAID EMPLOYEES

By:                   /s/ FRANK LEE                     By:                   /s/ FRANK LEE
         ----------------------------------------                ----------------------------------------
                        Frank Lee                                               Frank Lee
              (Frank Lee, Attorney-in-fact)                           (Frank Lee, Attorney-in-fact)

                                 EXHIBIT INDEX

EXHIBIT NO.
-------------
       23-1    Consent of PricewaterhouseCoopers LLP.
       24-1    Power of Attorney of Directors and Officers.
       24-2    Power of Attorney of Registrant.
       24-3    Power of Attorney for Tax Deferred Savings Plan for Salaried Employees and Tax Deferred Savings Plan
               for Hourly Paid Employees.